UNITED STATES

SECURITIES AND EXCHANGE COM MISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Sixth Amended and Restated Credit Agreement

On October 3, 2024, Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Realty”), and Kite Realty Group, L.P., a Delaware limited partnership and the operating partnership of Kite Realty (the “Operating Partnership”), entered into the Third Amendment (the “Third Amendment”) to the Credit Agreement (as defined below) with KeyBank National Association (“KeyBank”), as administrative agent, and the lenders party thereto. The Third Amendment amends that certain Sixth Amended and Restated Credit Agreement, dated as of July 8, 2021 (as amended by the First Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 22, 2021 and the Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of July 29, 2022, the “Existing Credit Agreement,” and the Existing Credit Agreement as amended by the Third Amendment, the “Amended Credit Agreement”), among the Operating Partnership (as successor by merger to Retail Properties of America, Inc.), as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto. The Existing Credit Agreement provided for (i) a $1.1 billion senior unsecured revolving credit facility (the “Revolving Facility”) with a scheduled maturity date of January 8, 2026 and (ii) a $300 million senior unsecured term loan (the “$300M Term Loan”) with a scheduled maturity date of July 29, 2029. The Existing Credit Agreement also included the option to increase the Revolving Facility and/or incur additional term loans by up to an additional $600 million, for an aggregate committed amount of up to $2.0 billion, subject to certain conditions, including obtaining commitments from any one or more lenders to provide such increased amounts.

The Third Amendment provides for, among other things, (i) an extension of the maturity date of the Revolving Facility to October 3, 2028, with the option to further extend such maturity date by either one 1-year period or up to two 6-month periods, subject to the payment of an extension fee and certain other customary conditions and (ii) certain pricing adjustments applicable to each of the Revolving Facility and the $300M Term Loan, including:

•	an adjustment to the sustainability-linked pricing provisions that allows the otherwise applicable interest rate margin to be reduced by up to two basis points if certain greenhouse gas emission reduction targets are achieved, as validated by a sustainability metric auditor (previously one basis point under the Existing Credit Agreement); and

•	with respect to interest rate margins and facility fees determined according to the Operating Partnership’s credit rating, the ability to obtain more favorable pricing in certain circumstances when the total leverage ratio of Kite Realty and its subsidiaries is (x) less than or equal to 35.0% or (y) greater than 35.0% but less than or equal to 37.5% with respect to not more than one fiscal quarter following a period in which the condition described in clause (x) was satisfied (the “Leverage Toggle”).

The covenants contained in the Amended Credit Agreement are substantially the same as under the Existing Credit Agreement, except that, among other modifications, the maximum leverage ratio and the maximum ratio of unsecured debt to unencumbered property value were each amended to incorporate cash netting provisions.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Second Amendment to Term Loan Agreement

On October 3, 2024, Kite Realty and the Operating Partnership entered into the Second Amendment (the “Second Amendment”) to the Term Loan Agreement (as defined below) with KeyBank, as administrative agent, and the lenders party thereto. The Second Amendment amends that certain Term Loan Agreement, dated as of October 25, 2018 (as amended by the First Amendment to Term Loan Agreement, dated as of December 21, 2022, the “Existing Term Loan Agreement,” and the Existing Term Loan Agreement as amended by the Second Amendment, the “Amended Term Loan Agreement”), by and among the Operating Partnership, as borrower, KeyBank, as administrative agent, and the lenders from time to time party thereto. The Existing Term Loan Agreement provided for a $250 million unsecured term loan (the “$250M Term Loan”) with a scheduled maturity date of October 24, 2025, with the ability to extend such scheduled maturity date by up to three additional one-year periods, subject to the payment of an extension fee and certain other customary conditions, and an interest rate equal to (x) adjusted SOFR plus a margin ranging from 2.00% to 2.50%, depending on the Operating Partnership’s credit rating or (y) a base rate plus a margin ranging from 1.00% to 1.50%.

The Second Amendment provides for, among other things, (i) an extension of the maturity date of the $250M Term Loan to October 24, 2027, with the option to extend such maturity date by one 1-year period, subject to the payment of an extension fee and certain other customary conditions, (ii) a reduction in the interest rate margin, with outstanding loans accruing interest at a rate equal to, generally at the option of the Operating Partnership, (x) adjusted SOFR plus a margin ranging from 0.75% to 1.60% or (y) a base rate plus a margin ranging from 0.00% to 0.60%, (iii) the inclusion of the same Leverage Toggle for determining pricing as described above for the Third Amendment, (iv) the implementation of sustainability-linked pricing provisions substantially the same as those described above for the Third Amendment, and (v) certain other amendments and modifications to conform to the representations and warranties, affirmative, negative and financial covenants, events of default, and other provisions of the Amended Credit Agreement.

Further, in connection with the Second Amendment, on October 3, 2024, Kite Realty entered into an amended and restated springing guaranty (the “Amended Springing Guaranty”) providing for a limited recourse guaranty of the obligations of the Operating Partnership under the Amended Term Loan Agreement. The Amended Springing Guaranty is substantially similar to the springing guaranty previously entered into by Kite Realty in relation to the Existing Term Loan Agreement, and was amended to address certain technical matters that did not alter the substance of such springing guaranty, the material terms of which are described in the Current Report on Form 8-K filed by Kite Realty and the Operating Partnership with the Securities and Exchange Commission on October 26, 2018, and are incorporated herein by reference.

The forgoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Second Amendment and the Amended Springing Guaranty, which are filed as Exhibit 10.2 hereto and Exhibit 10.3 hereto, respectively, each of which is incorporated herein by reference.

Certain of the lenders under the Amended Credit Agreement and the Amended Term Loan Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for Kite Realty, its subsidiaries (including the Operating Partnership) and certain of its affiliates for which they receive customary fees and commissions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Third Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 3, 2024, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto
10.2*	Second Amendment to Term Loan Agreement, dated as of October 3, 2024, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto
10.3	Amended and Restated Springing Guaranty, dated as of October 3, 2024, by Kite Realty Group Trust in favor of KeyBank National Association, as Agent
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrants hereby agree to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the “SEC”) upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: October 8, 2024	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.
By: Kite Realty Group Trust, its sole general partner

By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and Chief Financial Officer